UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2026

KinderCare Learning Companies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42367	87-1653366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 Meadows Road
Lake Oswego, Oregon	97035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (503) 872-1300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KLC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

KinderCare Education LLC (“KinderCare Education”) is a wholly-owned subsidiary of KinderCare Learning Companies, Inc. (the “Company”). KinderCare Education is a tenant under a Master Lease Agreement with landlord KCP RE LLC (the “Landlord”), dated August 1, 2015, as amended (“Lease Agreement”) relating to 545 center sites.

On April 8, 2026, KinderCare Education and the Landlord entered into a Fifth Amendment (the “Fifth Amendment”) to the Lease Agreement. The Fifth Amendment was not effective or binding on the parties until the day following the date of Landlord’s repayment and release of the mortgage loan covering the sites, which was dependent upon the Landlord’s refinancing of such mortgage loan. Prior to the effective date of the Fifth Amendment, KinderCare Education and the Landlord entered into an Amended and Restated Fifth Amendment (“A&R Fifth Amendment”) as of and effective August 11, 2026. The A&R Fifth Amendment amends, restates and supersedes the Fifth Amendment in its entirety and amends the Lease Agreement.

The A&R Fifth Amendment divides the 545 center sites into six schedules, with Schedule 1 having 13 sites, Schedule 2 having 51 sites, Schedule 3 having 37 sites, Schedule 4 having 177 sites, Schedule 5 having 237 Sites, and Schedule 6 having 30 sites. As contemplated by the A&R Fifth Amendment, the 13 sites on Schedule 1 were transferred to an affiliate of Landlord, KCP RE II LLC (“KCP RE II”). KinderCare Education, as tenant, and KCP RE II, as landlord, entered into a new master lease agreement effective as of August 11, 2026 covering the Schedule 1 sites. The Schedule 1 master lease agreement has a lease term ending December 31, 2029 and the same annual rent payable under the Lease Agreement with respect to the Schedule 1 sites.

For the remaining sites, the A&R Fifth Amendment modifies the terms of the leases by schedule as follows:

●	Schedule 2 sites: lease of these sites to expire on December 31, 2033; date for adjustment of annual rent is August 1, 2030; no term extension options.

●	Schedule 3 sites: lease of these sites to expire on December 31, 2036; dates for adjustment of annual rent are August 1, 2030 and August 1, 2035; no term extension options.

●

Schedule 4 sites: lease of these sites to expire on December 31, 2038; dates for adjustment of annual rent are August 1, 2030 and August 1, 2035; one five-year term extension option for all (but not less than all) Schedule 4 sites.

●

Schedule 5 sites: lease of these sites to expire on December 31, 2040; dates for adjustment of annual rent are August 1, 2030, August 1, 2035 and August 1, 2040; one five-year term extension option for all (but not less than all) Schedule 5 sites.

●

Schedule 6 sites: lease of these sites to expire on December 31, 2042; dates for adjustment of annual rent are August 1, 2030, August 1, 2035 and August 1, 2040; one five-year term extension option for all (but not less than all) Schedule 6 sites.

As of the expiration of the term for any site or the removal of any site from the Lease Agreement, the annual rent payable will be correspondingly reduced by the amount of the annual rent allocated for that particular site.

Through the A&R Fifth Amendment, the parties also agreed that the “Escalation Percentage” for annual rent adjustments on the relevant adjustment dates would be the lesser of (i) 12.5% (previously 10%) or (ii) the applicable “Index Increase.”

The foregoing description of the A&R Fifth Amendment is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the A&R Fifth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1*	Amended and Restated Fifth Amendment to Master Lease Agreement between KCP RE LLC, as Landlord, and KinderCare Education, LLC, as Tenant, dated as of August 11, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules, annexes, or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be furnished supplementally to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KinderCare Learning Companies, Inc.

Date: August 14, 2026	By:	/s/ Anthony Amandi
	Name:	Anthony Amandi
	Title	Chief Financial Officer